Exhibit 77D-Policies with respect to Security Investment

The changes below were effective as of February 1, 2006.

ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND, INC.
INSURED CALIFORNIA PORTFOLIO


FORMER POLICIES				CURRENT POLICIES

			Investment Objective:
Fundamental:				Non-fundamental:
The investment objective of 		The investment objective of
the Portfolio is to earn the 		the Portfolio is to earn the
highest level of current income, 	highest level of current income,
exempt from Federal and state 		exempt from Federal and state
taxation to the extent described 	taxation to the extent described
in the Prospectus, that is available 	in the Prospectus, that is
without assuming what Alliance 		available without assuming what
considers to be undue risk, by 		Alliance considers to be undue
investing principally in high-		risk,by investing principally
yielding,predominantly medium quality,  in high-yielding, predominantly
municipal securities.			medium quality, municipal
					securities.



			Fundamental Investment Policies:
The Portfolio invests at least  	Policy eliminated.
65% of its total assets in
insured securities.

The Portfolio may not invest more 	The Portfolio may not
than 25% of its total assets in a 	concentrate investments in an
single industry, except that there 	industry, as concentration
is no limit on the amount of its 	may be defined under the
assets which may be invested in 	1940 Act or the rules and
municipal securities issued by 		regulations thereunder (as
governments or political 		such statute, rules or
subdivisions thereof, in a 		regulations may be amended
particular segment of the 		from time to time) or by
municipal securities market or 		guidance regarding,
in U.S. Government securities.		interpretations of, or
					exemptive orders under,
					the 1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.

The Portfolio may not issue 		The Portfolio may not issue
senior securities.			any senior security (as
					that term is defined in the
					1940 Act)or borrow money,
					except to the extent permitted
 					by the 1940 Act or the rules
					and regulations thereunder (as
 					such statute, rules or
					regulations may be amended
					from time to time) or by
					guidance regarding, or
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.
					For the purposes of this
					restriction, margin and
					collateral arrangements,
					including, for example, with
					respect to permitted borrowings,
 					options, futures contracts,
					options on futures contracts
					and other derivatives such as
					swaps are not deemed to
					involve the issuance of a
					senior security.

The Portfolio may not borrow money, 	Policy eliminated.
except from banks for temporary 	See policy above.
purposes and then in amounts not in
excess of 10% of the value of the
Portfolios total assets at the time
of such borrowing; or mortgage,
pledge or hypothecate any assets
except in connection with any suc
borrowing in amounts not in excess
of 15% of the value of the Portfolios
total assets at the time of such
borrowing.  All borrowings at any
time outstanding will be repaid
before any additional investments are
made.  (This borrowing provision is
not for investment leverage, but
solely to facilitate management of the
Portfolio by enabling it to meet
redemption requests where the
liquidation of portfolio securities is
deemed to be disadvantageous or
inconvenient and to obtain such short-
term credits as may be necessary for
the clearance of purchases and sales
of securities.)

The Portfolio may not make loans, 	The Portfolio may not make
except to the extent the Portfolios 	loans except through (i)
investments described in the 		the purchase of debt
Prospectus may be considered to be 	obligations in accordance with
loans.					its investment objectives and
 					policies; (ii) the lending of
					portfolio securities; (iii)
					the use of repurchase
					agreements; or (iv) the making
 					of loans to affiliated funds
					as permitted under the 1940 Act,
 					the rules and regulations
					thereunder (as such statutes,
					rule or regulations may be
					amended from time to time), or
					by guidance regarding, and
					interpretations of, or
					exemptive orders under, the
					1940 Act.

The Portfolio may not have more 	Policy eliminated.
than 5% of its assets invested
in repurchase agreements with
the same dealer.

The Portfolio may not purchase 		The Portfolio may not
or sell real estate (but without  	purchase or sell real estate
limitation on the purchase of 		except that it may dispose of
municipal securities secured by 	real estate acquired as a
real estate or interests therein).	result of the ownership of
					securities or other
					instruments.  This restriction
					does not prohibit the
					Portfolio from investing in
					securities or other
					instruments backed by real
					estate or in securities of
					companies engaged in the real
					estate business.

The Portfolio may not purchase 		The Portfolio may not purchase
commodities or commodity contracts 	or sell commodities regulated
(except that the Portfolio may 		by the Commodity Futures
invest in futures contracts).		Trading Commission under the
					Commodity Exchange Act or
					commodities contracts except
					for futures contracts and
					options on futures contracts.

Related non-fundamental policy.		Related non-fundamental policy
The Portfolio will not enter 		eliminated.
into a futures contract or
option on a futures contract if
immediately thereafter the
market values of the outstanding
futures contracts of the Portfolio
and the futures contracts subject
to outstanding options written by
the Portfolio would exceed 50% of
its total assets.



The Portfolio may not engage in 	Policy eliminated.
short sales.

The Portfolio may not purchase 		Fundamental policy eliminated.
securities on margin.



					Non-fundamental policy:
					The Portfolio may not purchase
 					securities on margin, except
					(i) as otherwise provided under
					rules adopted by the SEC under
 					the 1940 Act or by guidance
					regarding the 1940 Act, or
					interpretations thereof, and
					(ii) that the Portfolio may
					obtain such short-term credits
					as are necessary
					for the clearance of portfolio
 					transactions, and the
					Portfolio may make margin
					payments in connection with
					futures contracts, options,
					forward contracts, swaps, caps,
 					floors, collars and other
					financial instruments.

The Portfolio may not 			The Portfolio may not act as an
underwrite securities 			underwriter of securities of
issued by other persons 		other issuers, except that the
or purchase any securities 		Portfolio may acquire restricted
as to which it would be 		securities under circumstances
deemed an underwriter under 		in which, if such securities
the Securities Act except to 		were sold, the Portfolio
the extent the Portfolio may 		might be deemed to be an
be deemed to be an underwriter 		underwriter for purposes of the
in connection with the sale of 		Securities Act of 1933, as
securities held in its portfolio.	amended (the Securities Act).


			Non-fundamental Investment Policies:

The Portfolio will limit its 		The Portfolio will limit its
investments in illiquid securities 	investment in illiquid
to 10% of its net assets.		securities to no more than 15%
 					of net assets or such other
					amount permitted by guidance
					regarding the 1940 Act.

No forward commitment will be made 	The Portfolio may enter into
by the Portfolio  if, as a result, 	forward commitments.
the Portfolios aggregate forward
commitments under such transactions
would be more than 20% of its total
assets.